EXHIBIT 9.(c)

                      THE RODNEY SQUARE MULTI-MANAGER FUND

                       FUND SECRETARIAL SERVICES AGREEMENT


         THIS FUND SECRETARIAL SERVICES AGREEMENT is made the 26th day of January, 1998, between The Rodney Square Multi-Manager Fund, a Massachusetts business trust (the "Fund"), having its principal place of business in Wilmington, Delaware, and Rodney Square Management Corporation, a corporation organized under the laws of Delaware ("RSMC"), having its principal place of business in Wilmington, Delaware.

         WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale distinct series of shares of beneficial interest, par value $0.01 per share, each corresponding to a distinct portfolio ("Portfolio");

         WHEREAS, each share of a Portfolio represents an undivided interest in the assets, subject to the liabilities, allocated to that Portfolio and each Portfolio has a separate investment objective and policies;

         WHEREAS, RSMC presently serves as manager of the Fund pursuant to a Fund Management Agreement dated December 2, 1989;

         WHEREAS, the Fund wishes to divide, on a mutually exclusive basis, the services which RSMC has heretofore provided, for and on behalf of the Fund, pursuant to an Administration Agreement dated December 31, 1992 between the Fund and RSMC so that, as of and after the date of this Agreement, RSMC will be solely responsible for providing the services set forth in this Agreement for and on behalf of the Fund, and PFPC Inc. ("PFPC") will be solely responsible for providing, pursuant to a separate Administration and Accounting Services Agreement of even date herewith, for and on behalf of the Fund, the administrative services contemplated by the Administration and Accounting Services Agreement; and

         WHEREAS, RSMC wishes to provide the services set forth within this Agreement;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement, the Fund and RSMC agree as follows:

1. APPOINTMENT. The Fund hereby appoints and employs RSMC as agent to perform the services described in this Agreement for the Fund, such appointment to take effect on January 26, 1998. RSMC shall act under

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         such appointment and perform the obligations thereof upon the terms and conditions hereinafter set forth and in accordance with the principles of principal and agent as enunciated by applicable common law.

2. DOCUMENTS. The Fund has furnished RSMC copies of the Fund's Declaration of Trust, Bylaws, Advisory Contracts, Distribution Agreement, Administration and Accounting Services Agreement, Custodian Contract, Sub-Custodian Contract, Transfer Agency Agreement, current Prospectuses and Statements of Additional Information and all forms relating to any plan, program or service offered by the Fund. The Fund shall furnish promptly to RSMC a copy of any amendment or supplement to the above-mentioned documents. The Fund shall furnish promptly to RSMC any additional documents necessary for it to perform its functions thereunder or such other documents as RSMC shall request.

3. FUND SECRETARIAL SERVICES . Subject to the direction and control of the Board of Trustees (the "Trustees") of the Fund, and to the extent not otherwise the responsibility of, or provided by, the Fund or other service providers to the Fund, RSMC shall provide the following services for and on behalf of the Fund:

         (a)   Supply:

               (i) office facilities and equipment (which may be in RSMC's or its affiliates' or agents' own offices) as necessary to service the non-investment related activities of the Fund;

               (ii) non-investment related statistical and research data;

              (iii) executive and administrative services; and

               (iv) personnel to serve as officers of the Fund, if requested and elected by the Trustees.

         (b) Furnish support for the Fund's Secretary in the performance of any or all of his or her duties as the same may be assigned or modified, from time to time, by the Trustees or President of the Fund. As of the date of this Agreement, such duties include the following:

               (i) preparation and distribution (or cause the preparation and/or distribution) of all annual calendars, periodic notices, agendas, minutes, reports and other materials necessary for the timely and efficient conduct of meetings of the Trustees and shareholders of the Fund;

               (ii) preparation  (or cause the  preparation),  and arranging for the filing,  printing and  distribution,  as  necessary,  of

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                    preliminary and definitive proxy solicitation materials, and
                    post-effective   amendments   to  the  Fund's   registration
                    statement;

              (iii) arranging  for the securing,  timely and  compliant  renewal and maintenance of all required fidelity bonds and, as instructed, other insurance policies for the protection of the Fund, its officers and/or Trustees;

               (iv) preparation   and   administration   (or  oversight  of  the
                    administration) of any and all personal investing code(s) of ethics adopted by the Fund;

               (v)  aid the  Fund's  President  in  furnishing  letters or other
                    correspondence   to  be   included   in   reports  or  other
                    communications with Fund shareholders;

               (vi) serve as principal point of contact,  on behalf of the Fund, with the Fund's distributor as to consultation regarding the retention of specific dealers, and the advance review and approval of the use of specific advertising and sales literature, by the distributor for the purpose of selling Fund shares; and

              (vii) serve as principal point of contact,  on behalf of the Fund, with the Fund's administration and accounting services agent, auditor(s) and legal counsel.

4. EXPENSES OF THE FUND. The Fund agrees that it will pay all its expenses other than those expressly stated to be payable by RSMC hereunder, which expenses payable by the Fund shall include, without limitation, all costs and fees payable to, for or otherwise incident to:

         (a)      Investment   advisory   services;   fund   administration  and
                  accounting services; and all legal, auditing and related consulting services procured for and on behalf of the Fund;

         (b)      Holding meetings of the Trustees and Fund shareholders;

         (c) Members of the Trustees who are not "interested persons" of the Fund;

         (d) Maintenance of the Fund's corporate existence, and maintenance of the registration of its shares (and/or sales thereof) with all pertinent state and federal securities authorities;

         (e) Filing (including EDGAR conversion, assembly and transmission), typesetting and printing, and mailing or other dissemination, as necessary, of prospectuses, statements of


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                  additional   information,   reports,   and   preliminary   and
                  definitive   proxy   solicitation    materials   to   existing
                  shareholders of the Fund.

         (f)      Printing certificates representing shares of the Fund;

         (g)      Taxes levied against the Fund or any Portfolio;

         (h) Premiums payable upon any and all fidelity bonds and insurance policies secured for the protection of the Fund, its officers and/or Trustees;

         (i)      The Fund's membership in investment company organizations; and

         (j) Such non-recurring expenses as may arise, including actions, suits or proceedings to which the Fund is a party and the legal obligation which the Fund may have to indemnify its Trustees and officers with respect thereto.

         Except as otherwise agreed by RSMC, RSMC will not reimburse the Fund for any Fund expenses in excess of expense limitations imposed by state securities commissions having jurisdiction over the Fund.

5. RECORDKEEPING AND OTHER INFORMATION. RSMC shall create, maintain and preserve all necessary records in accordance with all applicable laws, rules and regulations, including, but not limited to, records required by Sections 17(g), 17(j) and 31(a) of the 1940 Act and the rules thereunder, as the same may be amended from time to time, pertaining to the various functions (described above) to be provided by it and not otherwise created and maintained by another party pursuant to contract with the Fund. All such records shall be the property of the Fund at all times and shall be available for inspection and use by the Fund. Copies of such records shall be furnished to the Fund or its authorized representatives at and upon the Fund's request and expense. Where applicable, such records shall be maintained and preserved by RSMC for the periods and in the places required by Rules 17j-1 and 31a-2 under the 1940 Act.

6. AUDIT, INSPECTION AND VISITATION. RSMC shall make available during regular business hours all records and other data created and maintained pursuant to the foregoing provisions of this Agreement for reasonable audit and inspection by the Fund, any person retained by the Fund, or any regulatory agency having authority over the Fund.

7. COMPENSATION. For the performance of its obligations under this Agreement, RSMC shall receive compensation from Wilmington Trust Company, and not from the Fund.


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8.       APPOINTMENT  OF  AGENTS.  RSMC  may  at  any  time  or  times,  in  its discretion, appoint (and may at any time remove) other parties as its agent to carry out such of the provisions of this Agreement as RSMC may from time to time direct; provided, however, that the appointment of any such agent shall not relieve RSMC of any of its responsibilities or liabilities hereunder.

9. USE OF RSMC'S NAME. The Fund shall not use the name of RSMC or any of its affiliates in any Prospectus, SAI, sales literature or other material relating to the Fund in a manner not approved prior thereto in writing by RSMC; provided, however, that RSMC shall approve all uses of its, and its affiliates' and agents', names that merely refer in accurate terms to their appointments hereunder or that are required by the SEC or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

10. USE OF FUND'S NAME. Neither RSMC nor any of its affiliates shall use the name of the Fund or material relating to the Fund on any forms (including any checks, bank drafts or bank statements) for other than internal use in a manner not approved prior thereto by the Fund; provided, however, that the Fund shall approve all uses of its name that merely refer in accurate terms to the appointment of RSMC hereunder or that are required by the SEC or a state securities commission; and further provided, that in no event shall such approval be unreasonably withheld.

11. LIABILITY OF RSMC OR AFFILIATES. RSMC and its affiliates and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates, except to the extent of a loss resulting from willful misfeasance, bad faith or negligence on their part in the performance of their obligations and duties under this Agreement. Any person, even though also an officer, partner, employee or agent of RSMC or any of its affiliates or agents who may be or become an officer of the Fund, shall be deemed, when rendering services to the Fund as such officer or acting on any business of the Fund as such officer (other than services or business in connection with RSMC's duties under this Agreement), to be rendering such services to or acting solely for the Fund and not as an officer, partner, employee or agent or one under the control or direction of RSMC or any of its affiliates or agents, even though paid by one of those entities. RSMC shall not be liable or responsible for any acts or omissions of any other predecessor administrator or any other persons having responsibility for matters to which this Agreement does not relates, nor shall RSMC be responsible for reviewing any such act or omissions. RSMC shall, however, be liable for its own acts and omissions subsequent to assuming responsibility under this Agreement as herein provided.

12. AMENDMENTS. RSMC and the Fund shall regularly consult with each other regarding RSMC's performance of its obligations under the foregoing provisions. In connection therewith, the Fund shall submit to RSMC at a reasonable time in advance of filing with the SEC copies of any amended

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         or supplemented registration statement of the Fund (including exhibits)
         under the Securities Act of 1933, as amended, and the 1940 Act, and, a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Fund. Any change in such materials that would require any change in RSMC's obligations under the foregoing provisions shall be subject to the burdened party's approval, which shall not be unreasonably withheld. In the event that a change in such documents or in the procedures contained therein increases the cost to RSMC of performing its obligations hereunder by more than an insubstantial amount, RSMC shall be entitled to receive reasonable compensation therefor.

13. DURATION, TERMINATION, ETC. The provisions of this Agreement may not be changed, waived, discharged or terminated orally, but only by written instrument that shall make specific reference to this Agreement and that shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

         The provisions of this Agreement shall become effective on January 26, 1998, and shall continue in effect for one year from the effective date; and shall continue thereafter unless terminated by the Fund by sixty (60) days' written notice given to RSMC or by RSMC by six (6) months' written notice given to the Fund; provided, however, that the foregoing provisions of this Agreement may be terminated immediately
         (a) upon the effective date of an agreement between the Fund and RSMC pursuant to which RSMC agrees to provide to the Fund advisory services and the further services described in this Agreement or (b) at any time for cause either by the Fund or by RSMC in the event that such cause shall have remained unremedied for sixty (60) days or more after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under
         Section 11 hereof.

         In the event that the Fund designates a successor to any of RSMC's obligations hereunder, RSMC shall, at the expense and direction of the Fund, transfer to such successor all relevant books, records and other data established or maintained by RSMC under the foregoing provisions.

14. NOTICE. Any notice under this Agreement shall be given in writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

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16.      GOVERNING  LAW. To the extent that state law has not been  preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the local laws of the State of Delaware.

17. SHAREHOLDER LIABILITY. RSMC is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Declaration of Trust of the Fund and agrees that any obligations assumed by the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and if the liability relates to one or more Portfolios, the obligations hereunder shall be limited to the assets of such Portfolios, and RSMC shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund. Nor shall RSMC seek satisfaction of any such obligations from the Board of Trustees or any individual Trustee of the Fund.

18. MISCELLANEOUS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed in two counterparts, each of which taken together shall constitute one and the same instrument.

       IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

                                          THE RODNEY SQUARE MULTI-
                                          MANAGER FUND


                                           By: /s/ Robert J. Christian
                                              ---------------------------------
                                               Robert J. Christian, President



                                          RODNEY SQUARE MANAGEMENT
                                             CORPORATION


                                           By: /s/ Robert J. Christian
                                              ----------------------------------
                                               Robert J. Christian, President





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